UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2007

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 20, 2007, the Company entered into amended and restated executive employment agreements with each of the Company’s executive officers, including: Dean Jernigan, President and Chief Executive Officer; Christopher P. Marr, Chief Financial Officer; Kathleen A. Weigand, Executive Vice President, General Counsel and Secretary; Stephen R. Nichols, Senior Vice President, Operations; and Timothy M. Martin, Senior Vice President and Chief Accounting Officer. The amended and restated executive employment agreements (each an "Amended and Restated Employment Agreement") supersede the current employment agreements the Company has with each of them. Each Amended and Restated Employment Agreement provides the same automatic one-year renewal provision and term as each respective current employment agreement, with the terms ending as follows: Dean Jernigan, April 24, 2011; Christopher P. Marr, June 5, 2009; Kathleen A. Weigand, December 31, 2007; Stephen R. Nichols, December 31, 2007; and Timothy M. Martin, December 31, 2007.

Pursuant to the Amended and Restated Employment Agreements, each executive officer will receive an annual salary equal to his or her 2007 base annual salary, subject to annual increases in the sole discretion of the Company’s Board of Trustees or the Compensation Committee. The 2007 base annual salary for each executive officer is as follows: Dean Jernigan, $610,000; Christopher P. Marr, $410,000; Kathleen A. Weigand, $330,000; Stephen R. Nichols, $275,000; and Timothy M. Martin, $225,000. Unless otherwise stated, each Amended and Restated Employment Agreement contains the additional terms described below.

The Amended and Restated Employment Agreements provide that each executive officer is eligible to participate in any annual and long-term bonus or incentive program established by the Compensation Committee. In addition, the executive officer will participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans the Company adopts for comparable senior level executive officers. Among other perquisites, each executive officer will receive either an annual automobile allowance in accordance with the Company’s automobile policy in effect from time to time, or the Company will provide him or her with a suitable automobile.

In the event an executive officer’s Amended and Restated Employment Agreement is terminated for death or disability, the executive officer (or the beneficiaries of his or her estate, as the case may be) would receive any earned and accrued salary, vacation and other benefits prior to the date of termination, any yet unpaid bonus for the prior year, a pro-rated bonus in the year of termination (based on the target annual bonus for that year), reimbursement for expenses incurred but not paid prior to the date of termination, and all equity awards would immediately vest and become fully exercisable. In addition, in the case of the Amended and Restated Employment Agreement with Mr. Marr, the beneficiaries of his estate in the event of Mr. Marr’s death would receive a cash payment equal to two and one-half times the sum of (1) Mr. Marr’s annual salary as of the date of his death and (2) the average of the sum of the annual and long-term bonuses paid to Mr. Marr in the previous two calendar years, or, in the event Mr. Marr has received only one annual and one long-term bonus, an amount equal to the sum of such annual and long-term bonus. In the event Mr. Marr has received no annual and long-term bonuses, the cash payment will be calculated using the sum of the annual and long-term bonuses Mr. Marr would have received had he been employed through the period required to receive such bonuses and satisfied all target performance objectives.

If the Company terminates an executive officer’s Amended and Restated Employment Agreement without "cause," or if an executive officer terminates his or her Amended and Restated Employment Agreement for "good reason," he or she would have the right to receive any earned and accrued salary, vacation and other benefits prior to the date of termination, any yet unpaid bonus for the prior year, a pro-rated bonus in the year of termination (based on the target annual bonus for that year), reimbursement for expenses incurred but not paid prior to the date of termination, continued medical, prescription and dental benefits for eighteen months, and a cash severance payment equal to two times (or three times for Mr. Jernigan and two and one-half times for Mr. Marr) the sum of (1) his or her annual salary as of the date of the termination and (2) the average of the sum of the annual and long-term bonuses paid to the executive officer in the previous two calendar years, or, in the event the executive officer has received only one annual and one long-term bonus, an amount equal to the sum of such annual and long-term bonus. In the event the executive officer has received no annual and long-term bonuses, the severance payment will be calculated using the sum of the annual and long-term bonuses the executive officer would have received had he or she been employed through the period required to receive such bonuses and satisfied all target performance objectives. In addition, all equity awards would immediately vest and become fully exercisable.

If the Company terminates an executive officer’s Amended and Restated Employment Agreement for "cause" or an executive officer terminates his or her Amended and Restated Employment Agreement without "good reason," he or she would only have the right to receive any earned and accrued salary, vacation and other benefits prior to the date of termination, and reimbursement for expenses incurred but not paid prior to the date of termination.

The Amended and Restated Employment Agreement defines "cause" as the executive officer’s conviction for a felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to the Company’s business or the business of the Company’s affiliates or to his or her duties; willful and continuing failure or habitual neglect to perform the executive officer’s duties; material violation of confidentiality covenants or noncompetition agreement; or willful and continuing breach of the Amended and Restated Employment Agreement. The Amended and Restated Employment Agreement defines "good reason" as a material reduction in the executive officer’s authority, duties and responsibilities or the assignment to the executive officer of duties materially and adversely inconsistent with the executive officer’s position; a reduction in the executive officer’s annual salary; the Company’s failure to obtain a reasonably satisfactory agreement from any successor to the Company’s business to assume and perform the Amended and Restated Employment Agreement; a change in control (as defined in the Amended and Restated Employment Agreement); the Company’s material and willful breach of the Amended and Restated Employment Agreement; or the Company’s requirement that the executive officer’s work location be moved more than 50 miles from the Company location where the executive officer works effective as of the date of the Amended and Restated Employment Agreement, unless the work location is closer to the executive officer’s residence.

If the Company elects not to renew an executive officer’s Amended and Restated Employment Agreement, the executive officer would have the right to receive a cash severance payment equal to one times the sum of (1) his or her annual salary as of the date of expiration of the Amended and Restated Employment Agreement and (2) the average of the sum of the annual and long-term bonuses paid to the executive officer in the previous two calendar years, or, in the event the executive officer has received only one annual and one long-term bonus, an amount equal to the sum of such annual and long-term bonus. In the event the executive officer has received no annual and long-term bonuses, the severance payment will be calculated using the sum of the annual and long-term bonuses the executive officer would have received had he or she been employed through the period required to receive such bonuses and satisfied all target performance objectives.

The Amended and Restated Employment Agreement also provides that the executive officer would receive from the Company a cash payment sufficient to make him or her whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.

The foregoing description of the Amended and Restated Employment Agreements is qualified in its entirety by the terms of each of the Amended and Restated Employment Agreements that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

April 24, 2007	By:	Kathleen A. Weigand

Name: Kathleen A. Weigand
Title: Executive Vice President, General Counsel and Secretary